UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported): March 8, 2007

ROME BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27481 (Commission File Number)	16-1573070 (IRS Employer Identification No.)

100 West Dominick Street
Rome, New York 13440-5810
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (315) 336-7300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of Rome Bancorp, Inc. (the “Company”) appointed John A. Reinhardt as director of the Company on March 8, 2007, to fill one of the vacancies on the Board created by the retirement of T. Richard Leidig on December 31, 2006. Mr. Reinhardt has not been appointed to serve on any committees of the Board.

Mr. Reinhardt currently serves as Executive Director of the Madison County Industrial Development Agency, which promotes and coordinates economic development opportunities in Madison County, New York. Mr. Reinhardt has also served as Administrator of the Madison County Economic Development Revolving Lending Program, Madison County Empire Zone Coordinator, and Executive Director of the Greater Oneida Chamber of Commerce. In addition, Mr. Reinhardt has over thirty years experience in the financial services industry, and has held senior management positions at Oneida Valley National Bank and Oneida Savings Bank, including President and Chief Executive Officer of Oneida Savings Bank from 1985 to 1989. Mr. Reinhardt resides in Oneida, New York, with his wife Carol.

Mr. Leidig retired from the Board in accordance with the bylaws of the Company, which stipulate that no director of the Company shall be qualified to serve as such beyond the last day of the year in which he reaches his seventy-fifth (75th) birthday.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        ROME BANCORP, INC.

        By: /s/ David C. Nolan
        Name: David C. Nolan
        Title:   Executive Vice President and CFO

Date: March 12, 2007